Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

WEDNESDAY, JULY 25, 2012

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER REVPAR UP 6.5 PERCENT AND YEAR-TO-DATE REVPAR UP 7.6 PERCENT

BETHESDA, Maryland, Wednesday, July 25, 2012 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its second fiscal quarter ended June 15, 2012. The Company is a lodging-focused real estate investment trust that currently owns a portfolio of twenty-seven premium hotels in North America.

Recent Developments

•

Portfolio Acquisition: On July 12, 2012, the Company acquired a portfolio of four hotels from affiliates of Blackstone Real Estate Partners VI (“Blackstone”) for a contractual purchase price of $495 million. The portfolio consists of the Hilton Boston Downtown, the Westin Washington D.C. City Center, the Hilton Burlington, and the Westin San Diego (collectively, the “Portfolio”).

•

Follow-on Public Offering: The Company completed a follow-on public offering of its common stock on July 11, 2012. The Company sold 20,000,000 shares of its common stock for net proceeds, after offering costs, of approximately $200 million.

•	Blackstone Strategic Investment: Blackstone purchased approximately 7.2 million shares of DiamondRock common stock directly from the Company in connection with the acquisition of the Portfolio.

Second Quarter 2012 Highlights

•	RevPAR Growth: The Company’s RevPAR increased to $139.98, representing 6.5% growth from the comparable period in 2011.

•	Hotel Adjusted EBITDA Margin: The Company’s Hotel Adjusted EBITDA margin improved to 28.20%, an increase of 90 basis points from the comparable period in 2011.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $48.1 million, an increase of 17% from the comparable period of 2011.

•	Adjusted FFO: The Company’s Adjusted FFO was $34.2 million and Adjusted FFO per diluted share was $0.20.

•	Dividends: The Company declared and paid a quarterly dividend of $0.08 per share during the second quarter.

Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “The lodging recovery continues to show strength and our portfolio is performing exceptionally well with year-to-date RevPAR growth of 7.6%. We see positive demand trends for the balance of 2012 with group pace up 7.8%. Moreover, our platform continues to execute with the completion of over $750 million in transactions year-to-date, including the off-market acquisition of the four-hotel portfolio from Blackstone. This acquisition achieves our strategic objectives of improving portfolio quality and expanding brand and geographic diversification. After this transaction, we continue to maintain a best-in-class balance sheet with capacity to take advantage of acquisition opportunities.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

The discussions of “Pro Forma RevPAR” and “Pro Forma Hotel Adjusted EBITDA Margin” assume the Company owned all of its hotels since January 1, 2011 but exclude (i) the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort (“Frenchman’s Reef”) due to the impact of the extensive renovation of the hotel in 2011, (ii) the operating results of the three-hotel portfolio sold earlier in 2012, and (iii) the operating results of the Portfolio acquired on July 12, 2012.

For the second quarter beginning March 24, 2012 and ending June 15, 2012, the Company reported the following:

•	RevPAR growth of 6.5% and Hotel Adjusted EBITDA margin expansion of 90 basis points compared to the comparable period in 2011.

•	Adjusted EBITDA of $48.1 million compared to $41.1 million for the comparable period in 2011.

•

Adjusted FFO of $34.2 million and Adjusted FFO per diluted share of $0.20 based on 168.3 million diluted weighted average shares compared to $25.6 million and $0.15, respectively, for the comparable period in 2011.

•	Net income of $8.9 million (or $0.05 per diluted share) compared to a net loss of $0.6 million (or $0.00 per diluted share) for the comparable period in 2011.

The Company’s second quarter RevPAR growth of 6.5% (from $131.45 to $139.98) was driven by a 4.6% increase in the average daily rate (from $170.00 to $177.90) and a 1.4 percentage point increase in occupancy (from 77.3% to 78.7%). The second quarter Hotel Adjusted EBITDA margin increased 90 basis points (from 27.30% to 28.20%) from the comparable period in 2011.

The second quarter Pro Forma RevPAR increased 5.8% (from $128.65 to $136.07), which was driven by a 3.7% increase in the average daily rate (from $167.05 to $173.31) and a 1.5 percentage point increase in occupancy (from 77.0% to 78.5%). The second quarter Pro Forma Hotel Adjusted EBITDA margin increased 8 basis points (from 28.31% to 28.39%) from the comparable period in 2011.

For the period from January 1, 2012 to June 15, 2012, the Company reported the following:

•	RevPAR growth of 7.6% and Hotel Adjusted EBITDA margin expansion of 115 basis points compared to the comparable period in 2011.

•	Adjusted EBITDA of $71.4 million compared to $59.9 million for the comparable period in 2011.

•

Adjusted FFO of $49.3 million and Adjusted FFO per diluted share of $0.29 based on 168.3 million diluted weighted average shares compared to $37.4 million and $0.23, respectively, for the comparable period in 2011.

•	Net income of $11.6 million (or $0.07 per diluted share) compared to a net loss of $11.6 million (or $0.07 per diluted share) for the comparable period in 2011.

The Company’s year-to-date RevPAR growth of 7.6% (from $117.21 to $126.10) was driven by a 3.7% increase in the average daily rate (from $161.15 to $167.06) and a 2.8 percentage point increase in occupancy (from 72.7% to 75.5%). Year-to-date Hotel Adjusted EBITDA margin increased 115 basis points (from 23.20% to 24.35%) from the comparable period in 2011.

The year-to-date Pro Forma RevPAR increased 7.0% (from $113.66 to $121.58), which was driven by a 3.0% increase in the average daily rate (from $157.05 to $161.78) and a 2.8 percentage point increase in occupancy (from 72.4 percent to 75.2 percent). Year-to-date Pro Forma Hotel Adjusted EBITDA margin increased 49 basis points (from 23.45% to 23.94%) from the comparable period in 2011.

Blackstone Portfolio Acquisition

On July 12, 2012, the Company completed the acquisition of the Portfolio for a contractual purchase price of $495 million. This high-quality Portfolio consists of the 362-room Hilton Boston, the 406-room Westin Washington D.C., the 258-room Hilton Burlington and the 436-room Westin San Diego. The Portfolio, which is primarily concentrated in high growth urban markets, is expected to enhance the overall quality of the Company’s portfolio. The Portfolio’s forecasted 2012 RevPAR is approximately $11 above the RevPAR of the Company’s prior 23-hotel portfolio and is expected to generate a Hotel Adjusted EBITDA margin premium of 900 basis points. The Company funded the acquisition with a combination of borrowings under its senior unsecured credit facility, cash on hand, net proceeds from a public equity offering and the issuance of shares of the Company’s common stock to Blackstone in a private placement.

Follow-on Equity Offering

The Company completed a follow-on public offering of its common stock during July 2012. The Company sold 20,000,000 shares of its common stock for net proceeds, after deduction of offering costs, of approximately $200.1 million.

Blackstone Share Issuance

The Company funded $75 million of the Portfolio acquisition through the issuance of 7,211,538 unregistered shares of its common stock to affiliates of Blackstone. Blackstone and the Company entered into a Registration Rights Agreement, which, among other things, requires the Company to use its best efforts to register these shares and subjects these shares to a 150-day lock-up period.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.08 per share to stockholders of record as of May 15, 2012. The dividend was paid on May 29, 2012.

Lexington Hotel Update

The Company has completed its evaluation of branding alternatives and concluded that the best long-term strategy was the conversion of the hotel to Marriott International’s Autograph Collection. During 2012, we signed a franchise agreement with Marriott to convert the hotel upon satisfactory completion of a $32 million capital improvement plan. The renovation will be comprehensive and touch every aspect of the hotel that the guest experiences. The expected timing of the conversion is as follows:

•	Radisson will be terminated as of September 15, 2012.

•	The hotel will operate as an independent hotel until completion of the capital improvement plan.

•	The Company expects to complete the capital improvement plan during early 2013.

•	The hotel will be re-launched as an Autograph Collection hotel in mid-2013.

Highgate Hotels will continue to manage the hotel under the existing hotel management agreement.

Allerton Update

The Allerton Hotel bankruptcy proceedings are ongoing. The Company presented its objection to the Debtor’s Plan of Reorganization during a hearing that started on July 23, 2012. The Company expects the bankruptcy to be resolved at the end of 2012.

Capital Expenditures

In 2012, the Company expects to spend approximately $50 million on capital improvements at its hotels, $20 million of which is expected to be funded from corporate cash. The Company spent approximately $15.2 million for capital improvements as of June 15, 2012. The most significant projects for 2012 include the following:

•

Conrad Chicago: The Company expects to spend $3.5 million to add 4,100 square feet of new meeting space, reposition the food and beverage outlets and re-concept the hotel lobby. The addition of the new meeting space is scheduled to be completed by the end of the summer of 2012 and the lobby repositioning in the first quarter of 2013.

•	Renaissance Worthington: The Company expects to spend $1.2 million over the next two years to undertake a comprehensive restoration of the concrete façade of the hotel.

•	Marriott Atlanta Alpharetta: The Company expects to spend $2.4 million to renovate the guest rooms at the hotel during the third quarter of 2012.

•	Frenchman’s Reef: The Company expects to spend $1.6 million to renovate certain guest rooms and replace the boat dock. The Company expects these projects to be completed by early 2013.

In connection with executing the rebranding strategy at the Lexington Hotel, the Company is currently planning a comprehensive renovation of the hotel, including the lobby, corridors, guest rooms and guest bathrooms. The cost of the renovation is expected to be approximately $32 million and completed during the first half of 2013.

The Company continues to evaluate an extensive renovation project at the Chicago Marriott Downtown that, if approved, is expected to be completed in subsequent years.

In connection with the acquisition of the Portfolio, the Company expects to spend approximately $56 million for capital improvements at the Portfolio over the next 60 months, including approximately $30 million to $35 million in the first two years of ownership.

Balance Sheet

The Company continues to maintain its straightforward capital structure. The Company has no preferred equity outstanding and continues to own 100% of its properties. During July 2012, the Company’s Board of Directors approved an amendment of the Company’s charter to increase the number of authorized shares of common stock from 200 million to 400 million.

After completing the acquisition of the Portfolio, DiamondRock continues to maintain one of the most durable and lowest levered balance sheets among its lodging REIT peers. The Company maintains balance sheet flexibility with no near term debt maturities, capacity on its senior unsecured credit facility and 16 of its 27 hotels unencumbered by mortgage debt. DiamondRock remains committed to its core strategy of maintaining a simple capital structure with conservative leverage.

Outlook and Guidance

The Company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s 2012 RevPAR guidance assumes all of the Company’s 27 hotels were owned since January 1, 2011.

The Adjusted EBITDA and Adjusted FFO guidance includes $5.2 million of Adjusted EBITDA and $2.9 million of Adjusted FFO from the three hotels sold and excludes cash interest payments and legal fees related to the Allerton Hotel.

The Company is revising its full year 2012 guidance to incorporate the post-acquisition results of the Portfolio, the increased share count from recent equity activity and the most recent outlook for its hotels’ performance for the remainder of the year.

The Company expects its portfolio of 27 hotels to deliver full-year RevPAR growth of approximately 5.5 to 7.5 percent with modest growth in the third fiscal quarter followed by strong fourth quarter growth. The Company expects its third fiscal quarter to be impacted by the following:

•

Worthington Renaissance: The façade project at the Worthington Renaissance is expected to create $2.0 million of Hotel Adjusted EBITDA disruption, mostly in the third quarter. This disruption is expected to negatively impact the Company’s third quarter 2012 RevPAR growth by approximately 60 basis points.

•

Chicago Convention Calendar: The Chicago citywide group meeting activity in 2012 is weighted towards the second and fourth fiscal quarters. Group booking pace at the Chicago Marriott is down approximately 6% for the third fiscal quarter as a result of the citywide timing. The Company’s Chicago hotels will negatively impact its third quarter RevPAR growth by approximately 70 basis points.

•

Minneapolis Convention Calendar: The Hilton Minneapolis RevPAR growth is facing difficult comparisons in 2012 due to a difficult convention calendar, which will continue in the third fiscal quarter. Group booking pace at the Hilton Minneapolis is down approximately 7% for the third fiscal quarter as a result of the citywide timing. The Hilton Minneapolis will negatively impact the Company’s third quarter RevPAR growth by approximately 50 basis points.

The Company expects strong RevPAR growth during the fourth fiscal quarter as a result of the following:

•

Chicago Convention Calendar: The fourth quarter will benefit from the favorable timing of citywide meetings in Chicago. The fourth fiscal quarter group booking pace for the Chicago Conrad and Chicago Marriott is up 46% and 14%, respectively.

•

Boston Westin Booking Pace: The fourth quarter will benefit from the strong convention activity at the Boston Convention and Exhibition Center, as evidenced by fourth quarter group booking pace being up almost 11%.

•	LAX Marriott: The Company expects the LAX Marriott to outperform during the fourth quarter. The fourth quarter group booking pace at this hotel is up over 50%.

•	New York City: The Company expects strong fourth quarter performance from its well-located hotels in New York City.

Based on its outlook, the Company now expects the following full year 2012 results:

•	RevPAR growth of 5.5 percent to 7.5 percent;

•	Adjusted EBITDA of $193 million to $201 million;

•	Adjusted FFO of $138 million to $145 million, which assumes income taxes to range from a benefit of $1.0 million to an expense of $1.0 million; and

•	Adjusted FFO per share of $0.76 to $0.80 based on 181.3 million diluted weighted average shares.

In addition, the Company expects the following results for the third fiscal quarter:

•	RevPAR growth of 3 percent to 4 percent;

•	Adjusted EBITDA of $44.5 million to $48.5 million;

•	Adjusted FFO of $33 million to $36 million, which assumes income tax benefit to range from $1.2 million to $0.1 million; and

•	Adjusted FFO per share of $0.18 to $0.19 based on 187.5 million diluted weighted average shares.

Earnings Call

The Company will host a conference call to discuss its second quarter results on Wednesday, July 25, 2012, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-680-0879 (for domestic callers) or 617-213-4856 (for international callers). The participant passcode is 58735834. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 27 premium hotels with approximately 11,900 rooms and holds one senior mortgage loan. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the bankruptcy proceedings on the Allerton Hotel; risks associated with the development of a hotel by a third-party developer; risks associated with the rebranding of the Lexington Hotel New York; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reporting Periods for Statement of Operations

The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront, Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea, Sage Hospitality, manager of the JW Marriott Denver Cherry Creek and the Courtyard Denver, Highgate Hotels, manager of the Lexington Hotel, Interstate Hotels and Resorts, manager of the Westin Washington D.C., the Westin San Diego and the Hilton Burlington, and WHM, LLC, manager of the Hilton Boston report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis, Hilton Garden Inn Chelsea, JW Marriott Denver Cherry Creek, Courtyard Denver, Lexington Hotel, Westin Washington D.C., the Westin San Diego and the Hilton Burlington or the Hilton Boston for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., Alliance Hospitality Management, Sage Hospitality, Highgate Hotels, Interstate Hotels and Resorts, WHM, LLC and Marriott International (for international hotels) make mid-month results available. As a result, the quarterly results of operations include results from these hotels as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Marriott International announced preliminary plans to change their current fiscal year to a calendar year effective January 1, 2013. Marriott International expects to make the fiscal year change on a prospective basis and will not adjust the prior year operating results. The change to Marriott’s fiscal year will not impact the Company’s full year results, which are currently reported on a calendar year. However, the preliminary change will impact the prior year comparability of each of the Company’s 2013 fiscal quarters.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS

As of June 15, 2012 and December 31, 2011

(in thousands, except share and per share amounts)

	June 15, 2012	December 31, 2011
	(Unaudited)
ASSETS
Property and equipment, at cost	$2,681,505	$2,667,682
Less: accumulated depreciation	(474,302)	(433,178)

	2,207,203	2,234,504
Assets held for sale	—	263,399
Deferred financing costs, net	8,975	5,869
Restricted cash	61,026	53,871
Due from hotel managers	67,433	50,728
Note receivable	54,485	54,788
Favorable lease assets, net	42,355	43,285
Prepaid and other assets	69,875	65,900
Cash and cash equivalents	104,824	26,291

Total assets	$2,616,176	$2,798,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$900,624	$762,933
Mortgage debt of assets held for sale	—	180,000
Senior unsecured credit facility	—	100,000

Total debt	900,624	1,042,933
Deferred income related to key money, net	24,408	24,593
Unfavorable contract liabilities, net	81,050	81,914
Due to hotel managers	44,049	41,676
Liabilities of assets held for sale	—	3,805
Dividends declared and unpaid	155	13,594
Accounts payable and accrued expenses	79,791	87,963

Total other liabilities	229,453	253,545

Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 167,930,396 and 167,502,359 shares issued and outstanding at June 15, 2012 and December 31, 2011, respectively	1,679	1,675
Additional paid-in capital	1,707,879	1,708,427
Accumulated deficit	(223,459)	(207,945)

Total stockholders’ equity	1,486,099	1,502,157

Total liabilities and stockholders’ equity	$2,616,176	$2,798,635

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Fiscal Quarters Ended June 15, 2012 and June 17, 2011 and

the Periods from January 1, 2012 to June 15, 2012 and January 1, 2011 to June 17, 2011

(in thousands, except share and per share amounts)

	Fiscal Quarter Ended		Period From
	June 15, 2012	June 17, 2011	January 1, 2012 to June 15, 2012	January 1, 2011 to June 17, 2011

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rooms	$126,973	$101,213	$210,361	$170,496
Food and beverage	47,907	41,834	79,158	71,012
Other	10,667	7,121	17,450	12,412

Total revenues	185,547	150,168	306,969	253,920

Operating Expenses:
Rooms	33,422	25,894	58,301	46,096
Food and beverage	33,233	28,797	57,077	51,385
Management fees	6,616	6,357	9,758	9,105
Other hotel expenses	61,089	51,655	110,093	93,054
Depreciation and amortization	20,571	18,887	41,089	37,436
Impairment of favorable lease asset	468	—	468	—
Hotel acquisition costs	1,999	1,904	2,031	2,159
Corporate expenses	5,001	4,373	9,484	8,447

Total operating expenses	162,399	137,867	288,301	247,682

Operating profit	23,148	12,301	18,668	6,238

Other Expenses (Income):
Interest income	(154)	(263)	(217)	(555)
Interest expense	12,510	10,015	23,978	18,833
Gain on early extinguishment of debt	—	—	(144)	—

Total other expenses	12,356	9,752	23,617	18,278

Income (loss) from continuing operations before income taxes	10,792	2,549	(4,949)	(12,040)
Income tax (expense) benefit	(1,848)	(3,278)	3,926	449

Income (loss) from continuing operations	8,944	(729)	(1,023)	(11,591)
Income (loss) from discontinued operations, net of income taxes	—	173	12,582	(8)

Net income (loss)	$8,944	$(556)	$11,559	$(11,599)

Earnings (loss) per share:
Continuing operations	$0.05	$(0.00)	$(0.01)	$(0.07)
Discontinued operations	—	0.00	0.08	(0.00)

Basic and diluted earnings (loss) per share	$0.05	$(0.00)	$0.07	$(0.07)

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust FFO and EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•

Non-Cash Amortization of Unfavorable Contract Liabilities: We exclude the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the unfavorable contract liabilities does not reflect the underlying operating performance of our hotels.

•

Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•

Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•

Allerton Loan: In 2011, we included cash payments received on the senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires us to record the cash received from the borrower as a reduction of our basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. Beginning in 2012, due to the uncertainty of the timing of the bankruptcy resolution, we exclude both cash interest payments received from the borrower and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA and Adjusted FFO. We have not adjusted our 2011 Adjusted EBITDA and Adjusted FFO calculations to reflect this change in presentation.

•

Other Non-Cash and /or Unusual Items: We exclude the effect of certain non-cash and/or unusual items because we believe they do not reflect the underlying performance of the Company. In 2012, we excluded the franchise termination fee paid to Radisson because we believe that including it would not be consistent with reflecting the ongoing performance of the hotel. In 2011, we excluded the accrual for net key money repayment to Hilton in conjunction with entering into a termination agreement for the Conrad Chicago because we believe that including it was not consistent with reflecting the ongoing performance of the hotel.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. Additionally, the gain or loss on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company’s interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income (loss) to EBITDA and Adjusted EBITDA (in thousands):

	Fiscal Quarter Ended		Period from
	June 15, 2012	June 17, 2011	January 1, 2012 to June 15, 2012	January 1, 2011 to June 17, 2011
Net income (loss)	$8,944	$(556)	$11,559	$(11,599)
Interest expense(1)	12,510	12,340	26,274	23,483
Income tax expense (benefit)(2)	1,848	3,088	(3,740)	(1,003)
Real estate related depreciation and amortization(3)	20,571	21,682	41,089	43,034

EBITDA	43,873	36,554	75,182	53,915
Non-cash ground rent	1,575	1,655	3,107	3,221
Non-cash amortization of unfavorable contract liabilities	(432)	(426)	(864)	(852)
Gain on sale of hotel properties, net of tax	—	—	(10,017)	—
Gain on early extinguishment of debt	—	—	(144)	—
Acquisition costs	1,999	1,904	2,031	2,159
Allerton loan interest payments	—	505	—	605
Allerton loan legal fees	590	—	912	—
Franchise termination fee	—	—	750	—
Accrual for net key money repayment	—	864	—	864
Impairment of favorable lease asset	468	—	468	—

Adjusted EBITDA	$48,073	$41,056	$71,425	$59,912

(1)	Amounts include interest expense included in discontinued operations as follows: $2.3 million in the fiscal quarter ended June 17, 2011; $2.3 million in the period from January 1, 2012 to June 15, 2012; and $4.7 million in the period from January 1, 2011 to June 17, 2011.
(2)	Amounts include income tax provision included in discontinued operations as follows: $0.2 million of income tax expense in the fiscal quarter ended June 17, 2011; $0.2 million of income tax benefit in the period from January 1, 2012 to June 15, 2012; and $0.6 million of income tax expense in the period from January 1, 2011 to June 17, 2011.
(3)	Amounts include depreciation expense included in discontinued operations as follows: $2.8 million in the fiscal quarter ended June 17, 2011 and $5.6 million in the period from January 1, 2011 to June 17, 2011.

	Guidance
	Quarter 3, 2012		Full Year 2012
	Low End	High End	Low End	High End
Net income	$50	$3,550	$31,893	$39,893
Interest expense	12,600	12,500	56,200	55,200
Income tax expense (benefit)	(1,200)	(100)	(1,000)	1,000
Real estate related depreciation and amortization	23,500	23,000	98,000	97,000

EBITDA	34,950	38,950	185,093	193,093
Non-cash ground rent	1,500	1,500	6,500	6,500
Non-cash amortization of unfavorable contract liabilities	(450)	(450)	(1,850)	(1,850)
Gain on sale of hotel properties, net of tax	—	—	(10,017)	(10,017)
Gain on early extinguishment of debt	—	—	(144)	(144)
Acquisition costs	8,000	8,000	10,000	10,000
Allerton loan legal fees	500	500	2,200	2,200
Franchise termination fee	—	—	750	750
Impairment of favorable lease asset	—	—	468	468

Adjusted EBITDA	$44,500	$48,500	$193,000	$201,000

The following tables are reconciliations of our U.S. GAAP net income (loss) to FFO and Adjusted FFO (in thousands):

	Fiscal Quarter Ended		Period from
	June 15, 2012	June 17, 2011	January 1, 2012 to June 15, 2012	January 1, 2011 to June 17, 2011
Net income (loss)	$8,944	$(556)	$11,559	$(11,599)
Real estate related depreciation and amortization(1)	20,571	21,682	41,089	43,034
Impairment of favorable lease asset	468	—	468	—
Gain on sale of hotel properties, net of tax	—	—	(10,017)	—

FFO	29,983	21,126	43,099	31,435
Non-cash ground rent	1,575	1,655	3,107	3,221
Non-cash amortization of unfavorable contract liabilities	(432)	(426)	(864)	(852)
Gain on early extinguishment of debt	—	—	(144)	—
Acquisition costs	1,999	1,904	2,031	2,159
Allerton loan interest payments	—	505	—	605
Allerton loan legal fees	590	—	912	—
Franchise termination fee	—	—	750	—
Accrual for net key money repayment	—	864	—	864
Fair value adjustments to debt instruments	448	—	401	—

Adjusted FFO	$34,163	$25,628	$49,292	$37,432

Adjusted FFO per share	$0.20	$0.15	$0.29	$0.23

(1)	Amounts include depreciation expense included in discontinued operations as follows: $2.8 million in the fiscal quarter ended June 17, 2011 and $5.6 million in the period from January 1, 2011 to June 17, 2011.

	Guidance
	Quarter 3, 2012		Full Year 2012
	Low End	High End	Low End	High End
Net income	$50	$3,550	$31,893	$39,893
Real estate related depreciation and amortization(1)	23,500	23,000	98,000	97,000
Impairment of favorable lease asset	—	—	468	468
Gain on sale of hotel properties, net of tax	—	—	(10,017)	(10,017)

FFO	23,550	26,550	120,344	127,344
Non-cash ground rent	1,500	1,500	6,500	6,500
Non-cash amortization of unfavorable contract liabilities	(450)	(450)	(1,850)	(1,850)
Gain on early extinguishment of debt	—	—	(144)	(144)
Acquisition costs	8,000	8,000	10,000	10,000
Allerton loan legal fees	500	500	2,200	2,200
Franchise termination fee	—	—	750	750
Fair value adjustments to debt instruments	(100)	(100)	200	200

Adjusted FFO	$33,000	$36,000	$138,000	$145,000

Adjusted FFO per share	$0.18	$0.19	$0.76	$0.80

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Quarterly Pro Forma Financial Information

The following table is presented to provide investors with selected historical quarterly operating information to include the operating results for the Company’s current portfolio of 27 hotels as if they were owned since January 1, 2011 and exclude the three hotels sold on March 23, 2012.

	Quarter 3, 2011	Quarter 4, 2011	Full Year 2011	Quarter 1, 2012	Quarter 2, 2012
RevPAR	$134.82	$130.99	$125.98	$107.84	$141.25
Revenues (in thousands)	$188,024	$254,790	$759,645	$132,132	$210,576
Hotel Adjusted EBITDA (in thousands)	$51,193	$69,893	$197,365	$24,469	$61,910
% of Full Year	25.9%	35.4%	100.0%	10.8%	27.4%
Hotel Adjusted EBITDA Margin	27.23%	27.43%	25.98%	18.52%	29.40%
Available Rooms	1,012,672	1,373,541	4,267,448	848,818	1,041,576

Available Rooms

The following table is presented to provide investors with the Company’s total available rooms for its actual ownership period of all its owned hotels during 2011 and 2012.

	2011	2012
Quarter 1	818,196	877,702
Quarter 2	919,886	907,072
Quarter 3	988,589	981,634
Quarter 4	1,355,863	1,402,905

Full Year	4,082,534	4,169,313

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY

PRO FORMA HOTEL OPERATING DATA

Schedule of Property Level Results

(in thousands)

(unaudited)

	Fiscal Quarter Ended			Period From
	June 15, 2012	June 17, 2011	% Change	January 1, 2012 to June 15, 2012	January 1, 2011 to June 17, 2011	% Change
Revenues:
Rooms	$126,973	$118,005	7.6%	$210,361	$194,632	8.1%
Food and beverage	47,907	43,276	10.7%	79,158	73,461	7.8%
Other	10,667	7,978	33.7%	17,450	13,830	26.2%

Total revenues	185,547	169,259	9.6%	306,969	281,923	8.9%
Operating Expenses:
Rooms departmental expenses	33,422	30,591	9.3%	58,301	53,701	8.6%
Food and beverage departmental expenses	33,233	29,825	11.4%	57,077	53,118	7.5%
Other direct departmental	4,736	4,069	16.4%	8,516	7,458	14.2%
General and administrative	14,838	13,979	6.1%	26,414	25,121	5.1%
Utilities	5,863	6,082	(3.6%)	11,007	11,112	(0.9%)
Repairs and maintenance	7,845	7,665	2.3%	14,096	13,886	1.5%
Sales and marketing	13,935	13,025	7.0%	23,967	22,339	7.3%
Base management fees	4,924	4,499	9.4%	8,006	7,384	8.4%
Incentive management fees	1,692	1,414	19.7%	1,752	1,488	17.7%
Property taxes	7,789	7,204	8.1%	14,460	12,657	14.2%
Ground rent	3,532	3,430	3.0%	6,536	6,312	3.5%
Other fixed expenses	2,551	2,522	1.1%	4,350	4,384	(0.8%)

Total hotel operating expenses	134,360	124,305	8.1%	234,482	218,960	7.1%
Hotel EBITDA	51,187	44,954	13.9%	72,487	62,963	15.1%
Non-cash ground rent	1,575	1,694	(7.0%)	3,110	3,300	(5.8%)
Non-cash amortization of unfavorable contract liabilities	(432)	(432)	0.0%	(864)	(864)	0.0%

Hotel Adjusted EBITDA	$52,330	$46,216	13.2%	$74,733	$65,399	14.3%

NOTE:

The pro forma operating data above includes the operating results for the Company’s portfolio of 23 hotels owned as of June 15, 2012 assuming they were owned since January 1, 2011 and excludes the operating results of the three hotels sold on March 23, 2012.

Market Capitalization as of June 15, 2012

(in thousands, except per share data)

Enterprise Value
Common equity capitalization (at June 15, 2012 closing price of $10.19/share)	$1,718,807
Consolidated debt	900,624
Cash and cash equivalents	(104,824)

Total enterprise value	$2,514,607

Share Reconciliation
Common shares outstanding	167,930
Unvested restricted stock held by management and employees	693
Share grants under deferred compensation plan held by directors	53

Combined shares outstanding	168,676

Debt Summary as of June 15, 2012

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,122	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	29,436	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	50,445	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	59,174	August 2015
Renaissance Worthington	5.400%	Fixed	55,126	July 2015
Orlando Airport Marriott	5.680%	Fixed	57,964	January 2016
Chicago Marriott Downtown	5.975%	Fixed	212,922	April 2016
Hilton Minneapolis	5.464%	Fixed	98,016	April 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	41,354	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Debt premium(1)			1,097

Total mortgage debt			900,624

Senior unsecured credit facility	LIBOR + 2.75	Variable	—	August 2014

Total debt			$900,624

(1)	Non-cash GAAP adjustment recorded upon the assumption of the JW Marriott Denver at Cherry Creek mortgage debt in 2011.

Pro Forma Operating Statistics – Second Quarter(1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2012	2Q 2011	B/(W)	2Q 2012	2Q 2011	B/(W)	2Q 2012	2Q 2011	B/(W)	2Q 2012	2Q 2011	B/(W)
Atlanta Alpharetta	$137.08	$131.89	3.9%	69.3%	69.7%	(0.4%)	$95.04	$91.95	3.4%	32.55%	29.41%	314 bps
Westin Atlanta North(2)	$105.91	$107.68	(1.6%)	82.8%	73.8%	9.0%	$87.70	$79.51	10.3%	21.93%	16.66%	527 bps
Bethesda Marriott Suites	$164.59	$175.36	(6.1%)	77.0%	78.3%	(1.3%)	$126.77	$137.38	(7.7%)	32.02%	35.00%	-298 bps
Boston Westin(2)	$211.08	$196.99	7.2%	77.8%	75.9%	1.9%	$164.12	$149.59	9.7%	26.30%	28.87%	-257 bps
Renaissance Charleston	$208.44	$190.81	9.2%	91.2%	92.7%	(1.5%)	$190.08	$176.81	7.5%	41.79%	42.12%	-33 bps
Hilton Garden Inn Chelsea(2)	$209.02	$208.56	0.2%	96.3%	94.3%	2.0%	$201.37	$196.64	2.4%	44.57%	47.50%	-293 bps
Chicago Marriott	$219.46	$212.30	3.4%	79.2%	74.8%	4.4%	$173.85	$158.89	9.4%	29.41%	27.58%	183 bps
Chicago Conrad(2)	$200.60	$183.19	9.5%	81.2%	90.4%	(9.2%)	$162.93	$165.68	(1.7%)	26.85%	29.32%	-247 bps
Courtyard Denver Downtown(2)	$162.40	$154.24	5.3%	84.5%	73.5%	11.0%	$137.22	$113.39	21.0%	47.36%	42.89%	447 bps
Courtyard Fifth Avenue	$280.54	$273.59	2.5%	88.3%	88.7%	(0.4%)	$247.79	$242.65	2.1%	30.90%	35.00%	-410 bps
Courtyard Midtown East	$283.42	$274.79	3.1%	86.1%	86.5%	(0.4%)	$244.06	$237.81	2.6%	38.59%	40.67%	-208 bps
Frenchman’s Reef(2)	$264.01	$236.65	11.6%	82.1%	85.1%	(3.0%)	$216.74	$201.37	7.6%	26.33%	12.57%	1376 bps
JW Marriott Denver Cherry Creek(2)	$222.44	$227.82	(2.4%)	73.9%	71.4%	2.5%	$164.28	$162.77	0.9%	29.03%	25.73%	330 bps
Los Angeles Airport	$111.87	$102.00	9.7%	85.0%	84.6%	0.4%	$95.06	$86.34	10.1%	21.38%	18.66%	272 bps
Hilton Minneapolis(2)	$139.47	$139.44	0.0%	72.6%	73.3%	(0.7%)	$101.26	$102.28	(1.0%)	25.91%	29.44%	-353 bps
Oak Brook Hills	$113.55	$114.85	(1.1%)	59.6%	62.1%	(2.5%)	$67.65	$71.32	(5.1%)	8.74%	18.22%	-948 bps
Orlando Airport Marriott	$105.42	$99.93	5.5%	74.7%	73.6%	1.1%	$78.75	$73.50	7.1%	23.87%	17.80%	607 bps
Salt Lake City Marriott	$131.35	$125.83	4.4%	66.3%	63.9%	2.4%	$87.13	$80.47	8.3%	26.52%	27.65%	-113 bps
The Lodge at Sonoma	$223.57	$205.20	9.0%	77.4%	76.5%	0.9%	$172.94	$157.07	10.1%	20.32%	18.02%	230 bps
Torrance Marriott South Bay	$109.01	$105.69	3.1%	85.6%	79.0%	6.6%	$93.35	$83.46	11.8%	27.04%	25.18%	186 bps
Vail Marriott(2)	$248.07	$245.67	1.0%	54.6%	51.4%	3.2%	$135.33	$126.17	7.3%	23.26%	21.48%	178 bps
Radisson Lexington Hotel New York(2)	$212.45	$196.69	8.0%	94.1%	96.9%	(2.8%)	$199.91	$190.65	4.9%	36.36%	37.12%	-76 bps
Renaissance Worthington	$156.48	$160.33	(2.4%)	75.7%	69.4%	6.3%	$118.39	$111.26	6.4%	33.22%	28.65%	457 bps

Total/Weighted Average	$177.90	$170.00	4.6%	78.7%	77.3%	1.4%	$139.98	$131.45	6.5%	28.20%	27.30%	90 bps

Pro Forma Total/Weighted Average(3)	$173.31	$167.05	3.7%	78.5%	77.0%	1.5%	$136.07	$128.65	5.8%	28.39%	28.31%	8 bps

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the second quarter and includes the months of March, April and May.
(3)	The pro forma total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the renovation in 2011.

Pro Forma Operating Statistics – Year to Date(1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)
Atlanta Alpharetta	$140.78	$134.19	4.9%	68.3%	68.4%	(0.1%)	$96.13	$91.77	4.8%	34.32%	31.50%	282 bps
Westin Atlanta North(2)	$107.84	$108.56	(0.7%)	80.3%	70.0%	10.3%	$86.60	$75.95	14.0%	21.73%	15.49%	624 bps
Atlanta Waverly(3)	$132.02	$133.36	(1.0%)	73.8%	67.6%	6.2%	$97.48	$90.13	8.2%	26.33%	23.55%	278 bps
Renaissance Austin(3)	$154.28	$148.11	4.2%	73.9%	71.4%	2.5%	$114.06	$105.69	7.9%	38.50%	35.14%	336 bps
Bethesda Marriott Suites	$169.28	$175.60	(3.6%)	64.5%	66.5%	(2.0%)	$109.15	$116.80	(6.5%)	27.17%	29.05%	-188 bps
Boston Westin(2)	$196.64	$185.47	6.0%	68.6%	64.7%	3.9%	$134.95	$120.00	12.5%	18.30%	19.03%	-73 bps
Renaissance Charleston	$190.30	$176.19	8.0%	85.7%	84.1%	1.6%	$163.09	$148.26	10.0%	36.40%	35.45%	95 bps
Hilton Garden Inn Chelsea(2)	$187.69	$187.66	0.0%	93.4%	90.1%	3.3%	$175.24	$169.09	3.6%	37.93%	40.97%	-304 bps
Chicago Marriott	$193.36	$189.57	2.0%	67.6%	62.9%	4.7%	$130.68	$119.19	9.6%	18.91%	17.75%	116 bps
Chicago Conrad(2)	$185.34	$170.74	8.6%	72.1%	78.8%	(6.7%)	$133.72	$134.60	(0.7%)	14.59%	18.55%	-396 bps
Courtyard Denver Downtown(2)	$154.07	$148.71	3.6%	83.0%	71.7%	11.3%	$127.88	$106.69	19.9%	44.54%	39.47%	507 bps
Courtyard Fifth Avenue	$250.04	$243.45	2.7%	86.2%	83.7%	2.5%	$215.56	$203.69	5.8%	22.51%	24.47%	-196 bps
Courtyard Midtown East	$248.19	$241.91	2.6%	82.6%	80.5%	2.1%	$204.99	$194.68	5.3%	29.53%	29.67%	-14 bps
Frenchman’s Reef(2)	$272.42	$253.11	7.6%	82.7%	82.1%	0.6%	$225.43	$207.72	8.5%	28.46%	20.04%	842 bps
Griffin Gate Marriott(3)	$118.51	$113.30	4.6%	45.8%	43.9%	1.9%	$54.31	$49.78	9.1%	(2.46%)	0.97%	-343 bps
JW Marriott Denver Cherry Creek(2)	$218.94	$224.86	(2.6%)	71.4%	67.8%	3.6%	$156.39	$152.39	2.6%	25.76%	23.53%	223 bps
Los Angeles Airport	$109.98	$105.19	4.6%	87.3%	84.0%	3.3%	$96.05	$88.36	8.7%	20.77%	18.48%	229 bps
Hilton Minneapolis(2)	$130.46	$130.59	(0.1%)	67.5%	68.1%	(0.6%)	$88.09	$88.97	(1.0%)	20.34%	24.83%	-449 bps
Oak Brook Hills	$112.58	$111.74	0.8%	54.7%	49.4%	5.3%	$61.57	$55.18	11.6%	3.47%	3.08%	39 bps
Orlando Airport Marriott	$110.82	$104.61	5.9%	79.2%	81.5%	(2.3%)	$87.81	$85.23	3.0%	28.53%	26.98%	155 bps
Salt Lake City Marriott	$135.38	$126.18	7.3%	68.8%	60.8%	8.0%	$93.10	$76.75	21.3%	31.44%	25.50%	594 bps
The Lodge at Sonoma	$207.18	$189.95	9.1%	64.8%	64.7%	0.1%	$134.33	$122.93	9.3%	11.42%	5.93%	549 bps
Torrance Marriott South Bay	$109.92	$105.87	3.8%	83.2%	78.4%	4.8%	$91.49	$83.01	10.2%	25.40%	23.11%	229 bps
Vail Marriott(2)	$284.27	$278.73	2.0%	64.2%	62.7%	1.5%	$182.38	$174.76	4.4%	35.26%	34.19%	107 bps
Radisson Lexington Hotel New York(2)	$184.13	$170.71	7.9%	93.3%	94.0%	(0.7%)	$171.70	$160.45	7.0%	30.20%	28.58%	162 bps
Renaissance Worthington	$156.28	$166.72	(6.3%)	76.7%	71.8%	4.9%	$119.79	$119.78	0.0%	33.21%	34.51%	-130 bps

Total/Weighted Average	$165.39	$159.66	3.6%	74.9%	72.0%	2.9%	$123.80	$115.00	7.7%	24.47%	23.27%	120 bps

Comparable Total/Weighted Average(4)	$167.06	$161.15	3.7%	75.5%	72.7%	2.8%	$126.10	$117.21	7.6%	24.35%	23.20%	115 bps

Pro Forma Total/Weighted Average(5)	$161.78	$157.05	3.0%	75.2%	72.4%	2.8%	$121.58	$113.66	7.0%	23.94%	23.45%	49 bps

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through May.
(3)	The hotel was sold on March 23, 2012. The 2011 operating results presented are for the ownership period comparable to the Company’s 2012 ownership period.
(4)	The comparable total excludes the three hotels sold on March 23, 2012.
(5)	The pro forma total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels sold on March 23, 2012.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2012(1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments(2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,638	$879	$305	$—	$—	$1,184
Westin Atlanta North(3)	$4,596	$567	$441	$—	$—	$1,008
Bethesda Marriott Suites	$3,932	$(667)	$479	$—	$1,447	$1,259
Boston Westin(3)	$21,308	$3,685	$1,917	$—	$2	$5,604
Renaissance Charleston	$3,173	$1,005	$350	$—	$(29)	$1,326
Hilton Garden Inn Chelsea(3)	$3,239	$1,007	$437	$—	$—	$1,444
Chicago Marriott	$26,587	$2,216	$2,991	$2,981	$(365)	$7,823
Chicago Conrad(3)	$5,956	$830	$768	$—	$—	$1,598
Courtyard Denver Downtown(3)	$2,405	$904	$235	$—	$—	$1,139
Courtyard Fifth Avenue	$3,887	$(68)	$430	$792	$48	$1,202
Courtyard Midtown East	$6,647	$1,116	$548	$901	$—	$2,565
Frenchman’s Reef(3)	$16,479	$2,116	$1,451	$772	$—	$4,339
JW Marriott Denver Cherry Creek(3)	$4,743	$403	$420	$554	$—	$1,377
Los Angeles Airport	$13,805	$574	$1,340	$1,037	$—	$2,951
Minneapolis Hilton(3)	$12,190	$254	$1,748	$1,272	$(116)	$3,158
Oak Brook Hills	$5,046	$(415)	$731	$—	$125	$441
Orlando Airport Marriott	$4,863	$(300)	$688	$773	$—	$1,161
Salt Lake City Marriott	$5,297	$374	$646	$385	$—	$1,405
The Lodge at Sonoma	$4,548	$574	$350	$—	$—	$924
Torrance Marriott South Bay	$5,363	$713	$737	$—	$—	$1,450
Vail Marriott(3)	$5,749	$802	$535	$—	$—	$1,337
Radisson Lexington Hotel New York(3)	$13,898	$491	$2,363	$2,166	$33	$5,053
Renaissance Worthington	$8,198	$1,359	$661	$704	$(1)	$2,723

Total	$185,547	$18,419	$20,571	$12,337	$1,144	$52,330

Pro Forma Total(4)	$169,068	$16,303	$19,120	$11,565	$1,144	$47,987

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the second quarter and include the months of March, April and May.
(4)	The pro forma total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the renovation in 2011.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2011(1)
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Non-Cash Adjustments (2)	Equals: Hotel Adjusted EBITDA

Atlanta Alpharetta	$3,570	$762	$288	$—	$—	$1,050
Westin Atlanta North(3)	$4,220	$288	$415	$—	$—	$703
Bethesda Marriott Suites	$4,271	$(434)	$483	$—	$1,446	$1,495
Boston Westin(3)	$18,731	$2,428	$2,863	$—	$117	$5,408
Renaissance Charleston	$3,001	$961	$332	$—	$(29)	$1,264
Hilton Garden Inn Chelsea(3)	$3,158	$1,076	$424	$—	$—	$1,500
Chicago Marriott	$23,699	$893	$2,949	$3,059	$(365)	$6,536
Chicago Conrad(3)	$6,133	$662	$1,136	$—	$—	$1,798
Courtyard Denver Downtown(3)	$2,010	$293	$234	$335	$—	$862
Courtyard Fifth Avenue	$3,863	$67	$439	$798	$48	$1,352
Courtyard Midtown East	$6,462	$1,189	$530	$909	$—	$2,628
Frenchman’s Reef(3)	$10,771	$(329)	$978	$705	$—	$1,354
JW Marriott Denver Cherry Creek(3)	$4,676	$212	$417	$574	$—	$1,203
Los Angeles Airport	$12,349	$(247)	$1,516	$1,035	$—	$2,304
Minneapolis Hilton(3)	$12,450	$1,104	$1,694	$983	$(116)	$3,665
Oak Brook Hills	$5,577	$156	$735	$—	$125	$1,016
Orlando Airport Marriott	$4,394	$(755)	$754	$783	$—	$782
Salt Lake City Marriott	$5,056	$366	$628	$404	$—	$1,398
The Lodge at Sonoma	$3,996	$398	$322	$—	$—	$720
Torrance Marriott South Bay	$5,004	$523	$737	$—	$—	$1,260
Vail Marriott(3)	$5,246	$620	$507	$—	$—	$1,127
Radisson Lexington Hotel New York(3)	$13,155	$2,561	$2,289	$—	$33	$4,883
Renaissance Worthington	$7,467	$797	$625	$714	$3	$2,139

Total	$169,259	$13,591	$21,295	$10,299	$1,262	$46,216

Pro Forma Total(4)	$158,488	$13,920	$20,317	$9,594	$1,262	$44,867

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned as of January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the second quarter and include the months of March, April and May.
(4)	The pro forma total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the renovation in 2011.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2012(1)
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Non-Cash Adjustments(2)	Equals: Hotel Adjusted EBITDA

Atlanta Alpharetta	$7,486	$1,971	$598	$—	$—	$2,569
Westin Atlanta North(3)	$7,597	$753	$898	$—	$—	$1,651
Atlanta Waverly(4)	$7,755	$805	$—	$1,237	$—	$2,042
Renaissance Austin(4)	$8,385	$2,167	$—	$1,061	$—	$3,228
Bethesda Marriott Suites	$6,878	$(1,979)	$958	$—	$2,890	$1,869
Boston Westin(3)	$28,711	$1,096	$4,155	$—	$3	$5,254
Renaissance Charleston	$5,498	$1,373	$696	$—	$(58)	$2,011
Hilton Garden Inn Chelsea(3)	$4,675	$899	$874	$—	$—	$1,773
Chicago Marriott	$39,626	$(3,373)	$5,643	$5,955	$(730)	$7,495
Chicago Conrad(3)	$8,025	$(363)	$1,534	$—	$—	$1,171
Courtyard Denver Downtown(3)	$3,716	$1,008	$472	$175	$—	$1,655
Courtyard Fifth Avenue	$6,740	$(1,009)	$855	$1,576	$95	$1,517
Courtyard Midtown East	$11,181	$414	$1,094	$1,794	$—	$3,302
Frenchman’s Reef(3)	$27,377	$3,346	$2,890	$1,555	$—	$7,791
Griffin Gate Marriott(4)	$3,462	$(84)	$—	$—	$(1)	$(85)
JW Marriott Denver Cherry Creek(3)	$7,412	$(32)	$839	$1,102	$—	$1,909
Los Angeles Airport	$26,906	$841	$2,688	$2,060	$—	$5,589
Minneapolis Hilton(3)	$18,123	$(2,059)	$3,489	$2,534	$(277)	$3,687
Oak Brook Hills	$8,907	$(1,407)	$1,466	$—	$250	$309
Orlando Airport Marriott	$10,471	$61	$1,388	$1,538	$—	$2,987
Salt Lake City Marriott	$11,472	$1,556	$1,281	$770	$—	$3,607
The Lodge at Sonoma	$7,321	$150	$686	$—	$—	$836
Torrance Marriott South Bay	$10,345	$1,156	$1,472	$—	$—	$2,628
Vail Marriott(3)	$12,460	$3,324	$1,069	$—	$—	$4,393
Radisson Lexington Hotel New York(3)	$19,855	$(1,758)	$4,724	$2,529	$67	$5,562
Renaissance Worthington	$16,188	$2,649	$1,318	$1,403	$6	$5,376

Total	$326,572	$11,505	$41,087	$25,289	$2,245	$79,918

Comparable Total(4)	$306,969	$8,617	$41,087	$22,991	$2,246	$74,733

Pro Forma Total(5)	$279,593	$5,271	$38,197	$21,436	$2,246	$66,942

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar and includes the months of January to May.
(4)	The hotel was sold on March 23, 2012 and the comparable total excludes these hotels.
(5)	The pro forma total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels sold on March 23, 2012.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2011(1)
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Non-Cash Adjustments(2)	Equals: Hotel Adjusted EBITDA

Atlanta Alpharetta	$7,241	$1,708	$573	$—	$—	$2,281
Westin Atlanta North(3)	$6,720	$198	$843	$—	$—	$1,041
Atlanta Waverly(4)	$7,332	$476	$—	$1,251	$—	$1,727
Renaissance Austin(4)	$7,669	$1,621	$—	$1,074	$—	$2,695
Bethesda Marriott Suites	$7,354	$(1,731)	$970	$—	$2,897	$2,136
Boston Westin(3)	$24,952	$(1,256)	$5,771	$—	$234	$4,749
Renaissance Charleston	$5,052	$1,186	$663	$—	$(58)	$1,791
Hilton Garden Inn Chelsea(3)	$4,469	$985	$846	$—	$—	$1,831
Chicago Marriott	$36,106	$(5,231)	$6,262	$6,108	$(730)	$6,409
Chicago Conrad(3)	$8,235	$(745)	$2,273	$—	$—	$1,528
Courtyard Denver Downtown(3)	$3,109	$89	$468	$670	$—	$1,227
Courtyard Fifth Avenue	$6,466	$(988)	$878	$1,597	$95	$1,582
Courtyard Midtown East	$10,660	$262	$1,062	$1,839	$—	$3,163
Frenchman’s Reef(3)	$20,406	$656	$1,931	$1,503	$—	$4,090
Griffin Gate Marriott(4)	$3,286	$33	$—	$—	$(1)	$32
JW Marriott Denver Cherry Creek(3)	$7,302	$(264)	$834	$1,149	$—	$1,719
Los Angeles Airport	$24,605	$(350)	$2,825	$2,071	$—	$4,546
Minneapolis Hilton(3)	$18,578	$577	$3,376	$983	$(324)	$4,612
Oak Brook Hills	$8,185	$(1,475)	$1,477	$—	$250	$252
Orlando Airport Marriott	$10,408	$(269)	$1,509	$1,568	$—	$2,808
Salt Lake City Marriott	$9,828	$437	$1,256	$813	$—	$2,506
The Lodge at Sonoma	$6,598	$(260)	$651	$—	$—	$391
Torrance Marriott South Bay	$9,670	$762	$1,473	$—	$—	$2,235
Vail Marriott(3)	$11,740	$2,998	$1,016	$—	$—	$4,014
Radisson Lexington Hotel New York(3)	$18,341	$596	$4,578	$—	$67	$5,241
Renaissance Worthington	$15,898	$2,800	$1,251	$1,431	$5	$5,487

Total	$300,210	$2,815	$42,786	$22,056	$2,435	$69,853

Comparable Total(4)	$281,923	$685	$42,786	$19,731	$2,436	$65,399

Pro Forma Total(5)	$261,517	$29	$40,855	$18,228	$2,436	$61,309

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar includes the months of January through May.
(4)	The hotel was sold on March 23, 2012 and the comparable total excludes these hotels. The 2011 operating results presented in the table are for the ownership period comparable to the Company’s 2012 ownership period.
(5)	The pro forms total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels sold on March 23, 2012.